EXHIBIT 23.1

Crowe LLP Independent Member Crowe Global

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272653 on Form S-3 and No. 333-292055 on form S-8 of Consumer Portfolio Services, Inc. and Subsidiaries of our report dated March 16, 2026 relating to the financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Crowe LLP

Los Angeles, California

March 16, 2026